                                                                      EXHIBIT 11

                          RTW, INC. AND SUBSIDIARY
 STATEMENT REGARDING COMPUTATION OF BASIC AND DILUTED INCOME (LOSS) PER SHARE


                                                    1996          1997          1998
                                                ------------  ------------  -------------
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING        11,774,147    11,832,720     11,926,819

STOCK WARRANTS                                        4,325             -             -

STOCK OPTIONS
    Options at $25.00                                    57             -             -
    Options at $19.33                                 7,013             -             -
    Options at $16.67                                 1,446             -             -
    Options at $12.50                                 3,424             -             -
    Options at $10.75                                     -           919             -
    Options at $ 8.67                                44,254         4,955             -
    Options at $ 7.13                                     -            95             -
    Options at $ 6.75                                     -           357             -
    Options at $ 2.67                                69,619        54,065             -
    Options at $ 2.00                               232,333       186,018             -
    Options at $ 0.53                                     -             -             -
                                                ------------  ------------  -------------

WEIGHTED AVERAGE COMMON AND COMMON
    SHARE EQUIVALENTS OUTSTANDING                12,136,618    12,079,129     11,926,891
                                                ------------  ------------  -------------
                                                ------------  ------------  -------------

NET INCOME (LOSS) ($000'S)                           $8,982        $5,799        ($7,018)
                                                ------------  ------------  -------------
                                                ------------  ------------  -------------

INCOME (LOSS) PER SHARE:
    BASIC INCOME (LOSS) PER SHARE                     $0.76         $0.49         ($0.59)
                                                ------------  ------------  -------------
                                                ------------  ------------  -------------
    DILUTED INCOME (LOSS) PER SHARE                   $0.74         $0.48         ($0.59)
                                                ------------  ------------  -------------
                                                ------------  ------------  -------------